Exhibit 10.21

EQUITY ONE, INC.
FOURTH AMENDMENT TO
STOCKHOLDERS AGREEMENT

This Fourth Amendment to Stockholders Agreement (this "Fourth Amendment") is entered into on June 23, 2004, by and among Equity One, Inc., a Maryland corporation (the "Corporation"), Alony Hetz Properties & Investments Ltd., an Israeli corporation or a wholly owned entity (the "Investor"), Gazit-Globe (1982) Ltd., an Israeli corporation ("Globe"), MGN (USA), Inc., a Nevada corporation ("MGN"), and GAZIT (1995), Inc., a Nevada corporation ("Gazit").

WHEREAS, the parties hereto have entered into a Stockholders Agreement dated October 4, 2000 (the "Original Agreement"), a First Amendment to Stockholder Agreement dated December 19, 2001 (the "First Amendment"), a Second Amendment to Stockholder Agreement dated October 28, 2002 (the "Second Amendment") and a Third Amendment to Stockholder Agreement dated May 23, 2003 (the "Third Amendment"; the Original Agreement as amended by the First Amendment, the Second Amendment and the Third Amendment, will be referred to herein as the "Stockholders Agreement") (all terms not otherwise defined herein shall have the meanings ascribed thereto in the Stockholders Agreement);

WHEREAS, pursuant to the terms of the Stockholders Agreement, the Investor and Gazit-Globe Group agreed to certain rights relating to the Common Stock purchased by the Investor; and

WHEREAS, the Investor and Gazit-Globe Group desire to amend a certain provision of the Stockholders Agreement as more fully set forth herein;

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendment to the Stockholders Agreement. The Stockholders Agreement is hereby amended as follows:

Section 4 to the Stockholders Agreement is hereby amended by deleting subparagraph (ii) in the first (preamble) paragraph of the Section in its entirety and inserting in lieu thereof the following:

"(ii) Gazit-Globe Group owns and/or controls, directly and/or indirectly through any of its members' subsidiaries and/or through any agreements or undertakings made on its (or their) behalf by other stockholders of the Corporation (including the Investor), at least one-third (1/3) of the Corporation's common stock entitled to vote at the Corporation's stockholders meetings with respect to the election of the Corporation's directors."

2.	References. All references in the Stockholders Agreement to "this Agreement" shall hereafter refer to the Stockholders Agreement as amended hereby.

3.	Counterparts. This Third Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.
Full Force and Effect. The Stockholders Agreement, as amended by this Third Amendment, shall continue in full force and effect, and nothing herein contained shall be construed as a waiver or modification of existing rights and obligations under the Stockholders Agreement, except as such rights or obligations are expressly modified hereby.

5.	Governing Law. This Third Amendment will be governed by and construed in accordance with the laws of the State of Florida.

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IN WITHNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed on their behalf, by their respective officers, thereunto duly authorized, on the date first written above.

EQUITY ONE, INC.

By:	/s/ Arthur L. Gallagher
Name: Arthur L. Gallagher
Title: General Counsel and Secretary

ALONY HETZ PROPERTIES & INVESTMENTS LTD.

By:	/s/ Nathan Hetz
Name: Nathan Hetz
Title: C.E.O.

By:	/s/ Varda Levy
Name: Varda Levy
Title: CFO

GAZIT-GLOBE (1982) LTD.

By:	/s/ Chaim Katzman
Name: Chaim Katzman

M.G.N. (USA), INC.

By:	/s/ Chaim Katzman
Name: Chaim Katzman

GAZIT (1995), INC.

By:	/s/ Chaim Katzman
Name: Chaim Katzman